                                                                     EXHIBIT 3.1


                      CERTIFICATE OF AMENDMENT OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          OMNIS TECHNOLOGY CORPORATION

        Omnis Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That by unanimous written consent of the Board of Directors of Omnis Technology Corporation (the "Corporation"), dated as of November 7, 2000, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


        RESOLVED, that the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended to restate Article First to read in full as follows:

                "FIRST. The name of the corporation is Raining Data
                Corporation."

        RESOLVED: That Article Fourth of the Restated Certificate of Incorporation of the Corporation be amended to read as follows:

                "FOURTH. This corporation is authorized to issue two classes of stock to be designated, respectively, "common" and "preferred." The number of common shares authorized is 30,000,000, each with a par value of $0.10. The number of preferred shares authorized is 300,000, each with the par value of $1.00."


        SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of said Corporation took action by holding a special meeting of the stockholders on November 29, 2000 pursuant to which the necessary number of shares was voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Geoffrey Wagner, the Secretary of the Corporation this 29th day of November 2000.


                                            BY: /s/ Geoffrey Wagner
                                               ---------------------------------
                                               Geoffrey Wagner
                                               Secretary



                                       2